                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                            ---------------------------

                                      FORM T-1

                              STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

           Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                              ------------------------

                                   CITIBANK, N.A.
                (Exact name of trustee as specified in its charter)

                                                13-5266470
                                                (I.R.S. employer
                                                identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)         (Zip Code)

                              -----------------------

                               PACCAR FINANCIAL CORP.
                (Exact name of obligor as specified in its charter)

Washington                                             91-6029712
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)


777 106 Avenue N.E.
Bellevue, Washington                                   98004
(Address of principal executive offices)              (Zip Code)

                             -------------------------

                                  Debt Securities
                        (Title of the indenture securities)



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Item 1.   General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                    ADDRESS
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

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          Exhibit 5 - Not applicable.


          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1998 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                                 ------------------


                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 30th day of June, 1998.



                              CITIBANK, N.A.

                              By   /s/Nancy Forte
                                   ----------------------
                                   Nancy Forte
                                   Trust Officer

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close of business on March 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.
ASSETS


                                          Thousands
                                          of dollars

Cash and balances due from
       depository institutions:
       Noninterest-bearing balances
       and currency and coin               $    6,890,000
       Interest-bearing balances               14,848,000
Held-to-maturity securities                             0
Available-for-sale securities                  31,464,000
       Federal funds sold and
       securities purchased under
       agreements to resell                    19,345,000
Loans and lease financing receivables:
       Loans and Leases, net of
       unearned income                     $  159,106,000
       LESS: Allowance for loan
       and lease losses                         4,259,000
Loans and leases, net of
       unearned income, allowance,
       and reserve                            154,847,000
Trading assets                                 36,633,000
Premises and fixed assets
       including capitalized leases)            3,376,000
Other real estate owned                           485,000
Investments in unconsolidated
       subsidiaries and associated
       companies                                1,386,000
Customers' liability to this bank
       on acceptances outstanding               1,824,000
Intangible assets                                 160,000
Other assets                                    9,670,000
TOTAL ASSETS                               $  280,928,000
LIABILITIES
Deposits:
       In domestic offices                 $   37,884,000
       Noninterest-bearing                 $   12,822,000
       Interest-bearing                        25,062,000
In foreign offices, Edge and
       Agreement subsidiaries, and
       IBFs                                   155,776,000
       Noninterest-bearing                      9,878,000
       Interest-bearing                       145,898,000
Federal funds purchased and
       securities sold under
       agreements to repurchase                 7,429,000

Trading liabilities                            29,266,000
Other borrowed money (includes
mortgage indebtedness and
obligations under capitalized
leases):
       With a remaining maturity of one
       year or less                             9,518,000
       With a remaining maturity of more
       than one year through three years        2,340,000
       With a remaining maturity of more
       than three years                           898,000
Bank's liability on acceptances
       executed and outstanding                 1,992,000
Subordinated notes and
debentures                                      5,600,000
Other liabilities                              12,507,000
TOTAL LIABILITIES                          $  263,210,000
EQUITY CAPITAL
Perpetual preferred stock
       and related surplus                              0
Common stock                               $      751,000
Surplus                                         7,604,000
Undivided profits and capital
       reserves                                 9,617,000
Net unrealized holding gains (losses)
       on available-for-sale securities           443,000
Cumulative foreign currency
       translation adjustments                   (697,000)
TOTAL EQUITY CAPITAL                       $   17,718,000
TOTAL LIABILITIES, LIMITED-
       LIFE PREFERRED STOCK, AND
       EQUITY CAPITAL                      $  280,928,000


I, Roger W. Trupin, Controller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
ROGER W. TRUPIN
CONTROLLER
We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
PAUL J. COLLINS
JOHN S. REED
WILLIAM R. RHODES
DIRECTORS